UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119385	954439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, Durham, N.C.	27713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 765-5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

In a transaction that closed on February 25, 2005, Smart Online, Inc. (the “Registrant”) sold 500,000 share of its Common Stock for an aggregate gross purchase price of $2,500,000 to The Blueline Fund, which is located outside the United States. $250,000 of commissions were paid by the Registrant in this transaction. The transaction was conducted pursuant to the exemption afforded pursuant to Regulation S for offers and sales that occur outside the United States. Proceeds of this transaction will be used to repay indebtedness, including notes of the Registrant, and for working capital purposes. The Registrant has an obligation to register the shares sold for resale by the purchasers by filing or registration statement on or before September 30, 2005.

ITEM 5.02    DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICER

The Registrant appointed Scott Whitaker as its principal financial officer and principal accounting officer effective February 25, 2005. Mr. Whitaker replaces Michael Nouri, who held these positions until February 17, 2005. Michael Nouri remains the chief executive officer of the Registrant and a Director of the Registrant. The Registrant became a public reporting company on February 15, 2005. The Registrant’s Board of Directors believes it is appropriate to have a person other than the chief executive officer serve as the principal financial officer and principal accounting officer of the Registrant. Mr. Whitaker has never served as the principal financial officer or principal accounting officer of a public reporting company. Consequently, the Registrant may search for a person with more experience than Mr. Whitaker with the duties of these positions.

Mr. Whitaker, 34 years old, has been responsible for supporting the efforts of other officers of Smart Online with respect to internal controls and other internal accounting functions of Smart Online. He joined Smart Online in 1998 as accounting manager and was promoted to Controller in 2002.

ITEM 8.01    OTHER EVENTS

As noted in its prior financial disclosures, Smart Online, Inc. has been seeking to resolve a federal employment tax liability of approximately Five Hundred Sixty Thousand Dollars ($560,000) relating to the periods beginning December 31, 2000 and continuing through December 31, 2003. On February 18, 2005, the Internal Revenue Service agreed to accept Smart Online, Inc.’s offer in compromise (Form 656) in settlement of all of Smart Online’s outstanding federal tax liabilities. Pursuant to the terms of the agreement, Smart Online, Inc. agreed to pay Twenty-Six Thousand One Hundred Dollars ($26,100), surrender all credits and refunds for 2005 or earlier tax periods, and remain in compliance with all federal tax obligations for a term of five years. Smart Online, Inc. has paid Twenty-Six Thousand One Hundred Dollars ($26,100) to the Internal Revenue Service on February 25, 2005 as required under the settlement terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

By:	/s/ Michael Nouri
Name: Michael Nouri Title: Chief Executive Officer Date: March 1, 2005